EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of CAMP4 Therapeutics Corporation shall be filed on behalf of each of the undersigned and that this Joint Filing Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: September 11, 2025

5AM Ventures VI, L.P. By: 5AM Partners VI, LLC its General Partner By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member	5AM Partners VI, LLC By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member
5AM Ventures VII, L.P. By: 5AM Partners VII, LLC its General Partner By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member	5AM Partners VII, LLC By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member
5AM Opportunities II, L.P. By: 5AM Opportunities II (GP), LLC its General Partner By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member	5AM Opportunities II (GP), LLC By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member
/s/ Andrew J. Schwab Andrew J. Schwab /s/ Dr. Kush Parmar Dr. Kush Parmar